As filed with the Securities and Exchange Commission on August 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-4466837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan

(Full title of the plan)

Matthew J. Revord

Senior Vice President, Chief Legal Officer, General Counsel and Secretary

Potbelly Corporation

111 N. Canal, Suite 850, Chicago, Illinois 60606

(Name and address of agent for service)

312-951-0600

(Telephone number, including area code, of agent for service)

copy to:

Edward S. Best

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate price	Amount of registration fee
Common Stock $0.01 par value	1,000,000 (2)	$12.24	$12,240,000	$1,232.57

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	The Registrant is registering 1,000,000 additional shares issuable under the Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan pursuant to this Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 2, 2016.

EXPLANATORY NOTE

Potbelly Corporation (the “Registrant”) is filing this Registration Statement to register 1,000,000 additional shares of its common stock, par value $0.01 per share, reserved for issuance under the Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan. This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act. Upon the filing and effectiveness of this Registration Statement, the total number of shares of Common Stock registered pursuant to the Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan is 2,500,000.

The contents of the Registrant’s previously filed registration statements on Form S-8 relating to the Potbelly Corporation 2013 Long-Term Incentive Plan (No. 333-191917 filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2013) are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by us are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 27, 2015, filed with the Commission on February 24, 2016 (Commission File No. 001-36104 (the “Annual Report”);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 27, 2016 filed with the Commission on May 4, 2016 and for the fiscal quarter ended June 26, 2016 filed with the Commission on August 3, 2016;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 19, 2016, May 17, 2016 and August 4, 2016; and

(d)	The description of the Common Stock set forth under the heading “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36104 filed with the Commission pursuant to Section 12 of the Exchange Act on September 30, 2013.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.

Any statement contained in this Registration Statement or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein is inconsistent with or modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

See Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 4, 2016.

POTBELLY CORPORATION

By:	/s/ Aylwin Lewis
Aylwin Lewis
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Aylwin Lewis, Michael Coyne and Matthew Revord, and each of them, as such person’s true and lawful attorney in fact and agent with full power of substitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or such person’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Aylwin Lewis Aylwin Lewis	Director, Chief Executive Officer and President (Principal Executive Officer)	August 4, 2016

/s/ Michael Coyne Michael Coyne	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2016

/s/ Peter Bassi Peter Bassi	Director	August 4, 2016

/s/ Ann-Marie Campbell Ann-Marie Campbell	Director	August 4, 2016

/s/ Susan Chapman-Hughes Susan Chapman-Hughes	Director	August 4, 2016

/s/ Dan Ginsberg Dan Ginsberg	Director	August 4, 2016

Name	Position	Date

/s/ Marla Gottschalk Marla Gottschalk	Director	August 4, 2016

/s/ Harvey Kanter Harvey Kanter	Director	August 4, 2016

/s/ Carl Warschausky Carl Warschausky	Director	August 4, 2016

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Seventh Amended and Restated Certificate of Incorporation of Potbelly Corporation (filed as Exhibit 3.1 to Form S-1 (File No. 333-190893) filed on August 29, 2013 and incorporated herein by reference)

4.2	Amended and Restated By-laws of Potbelly Corporation (filed as Exhibit 3.2 to Form S-1 (File No. 333-190893) filed on August 29, 2013 and incorporated herein by reference)

4.4	Amended and Restated Potbelly Corporation 2013 Long-Term Incentive Plan (filed as Exhibit 10.1 to Form 8-K (File No. 001-36104) filed on August 4, 2016 and incorporated herein by reference)

5.1	Opinion of Mayer Brown LLP as to the legality of the common stock

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in this Registration Statement under “Signatures”)